EXHIBIT 3(ii)

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CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Company Number **7878011**

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

MEC FOOD (UK) LTD

a company incorporated as private limited by shares, having its registered office situated in England and Wales, has changed its name to:

XTRIBE LIMITED

Given at Companies House on **12th May 2014**

* N07878011J *

The above information was communicated by electronic means and authenticated by the Registrar of Companies under section 1115 of the Companies Act 2006

Companies House

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

NM01(ef)

Notice of Change of Name by Resolution

Company Number: **07878011**

Company Name: **MEC FOOD (UK) LTD**

Received for filing in Electronic Format on the: **09/05/2014**

Notice is hereby given that the company has changed its name as set out in the attached resolution

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Authorisation

Authenticated

This form was authorised by one of the following:

Director, Secretary, Person Authorised, Administrator, Administrative Receiver, Receiver, Receiver manager, Charity Commission Receiver and Manager, CIC Manager

COMPANIES ACT 2006
SPECIAL RESOLUTION ON CHANGE OF NAME

Company number: 07878011

Existing company name:
MEC FOOD (UK) LTD

The following special resolution to change the name of the company was agreed and passed by the members.

On the 9th May 2014

That the name of the company be changed to:
XTRIBE LIMITED